Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA RELATIONS	INVESTOR RELATIONS
Heather Bentley 212-492-8992	Susan Hyde 212-492-1151
hbentley@wpcarey.com	shyde@wpcarey.com
W. P. CAREY REPORTS SECOND QUARTER FINANCIAL RESULTS
     NEW YORK, NY, August 8, 2006 – Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the three and six-month periods ended June 30, 2006.
QUARTERLY AND SIX-MONTH RESULTS
•	Income from continuing operations for the three-month period increased 40% to $18 million, as compared to $12.9 million for the same period in 2005. Income from continuing operations for the six-month period increased 27% to $33.1 million, as compared to $26.1 million for the same period in 2005.
•	Net income for the three-month period increased 2% to $17.3 million, as compared to $16.9 million for the same period in 2005. Net income for the six-month period increased 24% to $28.4 million, as compared to $22.8 million for the same period in 2005. Net income for the second quarter was positively affected by a $6.1 million reduction in impairment charges and a $4.8 million gain on the sale of securities. This was partially offset by a decrease in structuring revenue from lower investment volume. There were no impairment charges recorded for the second quarter and net impairment charges totaled $3.3 million for the six-month period, as compared to $6.1 million and $15.8 million for the same periods in 2005.
•	Diluted earnings per share (EPS) for the three-month period increased 2% to $0.44 as compared to $0.43 for the same period in 2005. Diluted EPS for the six-month period increased 26% to $0.73 as compared to $0.58 for the same period in 2005.
•	Funds from Operations (FFO) for the three-month period, as per the attached schedule, which are calculated consistently with the Company’s prior FFO reporting, increased 15% to $28.4 million, or $0.72 per diluted share, as compared to $24.8 million, or $0.64 per diluted share, for the comparable period in 2005. FFO for the six-month period increased 3% to $50.4 million, or $1.30 per diluted share, as compared to $48.7 million, or $1.24 per diluted share, for the comparable period in 2005.
•	Cash flows from operating activities for the six-month period increased 18% to $35.6 million, as compared to $30.3 million for the comparable period in 2005, paralleling the increase in net income.
•	The Board of Directors raised the quarterly cash distribution to $0.454 per share, which was paid on July 14, 2006 to shareholders of record on June 30, 2006.

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INVESTMENT ACTIVITY
•	For the three-month period ended June 30, 2006, the Company completed three investments totaling $83 million, on behalf of CPA®:16 – Global, as compared to nine investments totaling $262 million, on behalf of CPA®:15 and CPA®:16 – Global, for the comparable period in 2005. For the six-month period ended June 30, 2006, the Company completed eight investments totaling $338 million, on behalf of CPA®:15 and CPA®:16 – Global, as compared to 14 investments totaling $627 million, on behalf of CPA®:15 and CPA®:16 – Global, for the comparable period in 2005.
•	For the six months ended June 30, 2006, international investments accounted for 61% of total investments, as compared to 48% of total investments for the comparable period in 2005.
GROWTH IN ASSETS UNDER MANAGEMENT
•	The CPA® series of non-traded REITs had assets valued at approximately $6.7 billion on June 30, 2006, which represents a 12% increase as compared to June 30, 2005.
•	Since 2000, the Company’s assets under management more than tripled, reflecting an annual compound growth rate of 27%.
•	As of June 30, 2006, the occupancy rate of W. P. Carey’s 16 million square foot portfolio was approximately 97%. In addition, the occupancy rate of the W. P. Carey Group’s 93 million square foot portfolio – which includes both the CPA® series of funds as well as W. P. Carey’s directly-owned assets – was approximately 99%.
PROPOSED MERGER
•	On June 29, 2006, two of the CPA® REITs that the Company manages, CPA®:12 and CPA®:14, entered into a definitive agreement pursuant to which CPA®:12 will merge with and into CPA®:14, subject to the approval of the shareholders of CPA®:12 and CPA®:14. Prior to the proposed merger, CPA®:12 will sell certain properties or interests in properties, valued at approximately $199.2 million, to the Company for $120.5 million in cash and the assumption of approximately $78.7 million in limited recourse mortgage notes payable. The Company will receive $48.8 million from CPA®:12 in incentive and termination compensation in connection with the transactions contemplated by the merger. A joint proxy/registration statement was filed with the SEC on July 25, 2006 relating to the merger. CPA®:12 and CPA®:14 are currently awaiting comments from the SEC. The closing of the merger is also subject to customary closing conditions. The Company currently expects that the closing will occur late in the fourth quarter of 2006 at the earliest, although there can be no assurance of such timing.
CPA®:16 – GLOBAL OFFERING
•	Since commencing its second public offering to raise up to $550 million on March 27, 2006, CPA®:16 – Global has raised $201 million through July 31, 2006.
     Gordon F. DuGan, President and Chief Executive Officer of W. P. Carey & Co. LLC, said, “We are pleased with our results this quarter in light of our reduced investment activity and our continued deferral of revenue from CPA®:16 – Global. Our results illustrate the continued strength of our business despite the fluctuation of investment activity. If the CPA®:12/CPA®:14 merger is approved, we will acquire additional properties that will further diversify our portfolio. We continue to see intense competition in both the domestic and international markets for triple-net leased properties as increased capital continues to flow into real estate. Notwithstanding, we continue to remain disciplined in our selection of high quality investment opportunities while we continue to build upon our consistent growth and solid track record.”

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CONFERENCE CALL & WEBCAST
     Please call at least 10 minutes prior to register for call.

Time:	Tuesday, August 8, 2006 11:00 am (ET)

Call-in number:	1-877-407-0782 (International) +201-689-8567

Webcast:	www.wpcarey.com/earnings

Podcast:	www.wpcarey.com/podcast – Available after 2:00 PM (ET)

Replay:	1-877-660-6853 (International) +201-612-7415

Replay Access codes:	Account# 286 and Conference ID# 208312. Please note that both access codes are required for playback. Replay Available through August 15, 2006 at midnight ET
W. P. CAREY & CO. LLC
     Founded in 1973, W. P. Carey & Co. LLC is a leading global real estate investment firm. The Company provides asset management services to its CPA® series of income generating real estate funds. With over $4 billion in equity capital, the W. P. Carey Group is one of the largest providers of net lease financing for corporations worldwide. The Group owns more than 700 commercial and industrial properties in 13 countries, representing approximately 93 million square feet, valued at approximately $8 billion. www.wpcarey.com
     Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.
(TABLES FOLLOW)
This press release contains forward-looking statements within the meaning of the Federal securities laws. A number of factors could cause the company’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for commercial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact the company, reference is made to the company’s filings with the Securities and Exchange Commission.
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W. P. CAREY & CO. LLC
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share and share amounts)

	Three months ended June 30,			Six months ended June 30,
	2006		2005	2006	2005
REVENUES:
Asset management revenue		$14,752	$12,867	$29,114	$25,467
Structuring revenue		2,462	9,817	12,354	20,524
Reimbursed costs from affiliates		19,894	2,028	22,892	4,860
Rental income		14,975	13,019	29,797	25,919
Interest income from direct financing leases		3,427	3,867	6,848	7,703
Other operating income		432	422	952	981
Revenues of other business operations		1,717	1,928	3,580	3,656

		57,659	43,948	105,537	89,110

OPERATING EXPENSES:
General and administrative		(9,871)	(12,190)	(21,029)	(23,169)
Reimbursable costs		(19,894)	(2,028)	(22,892)	(4,860)
Depreciation		(3,658)	(2,815)	(7,277)	(5,877)
Amortization		(2,278)	(2,203)	(4,562)	(4,406)
Property expenses		(1,442)	(1,586)	(3,203)	(3,299)
Impairment charge		—	(330)	—	(1,130)
Operating expenses of other business operations		(1,466)	(1,607)	(3,033)	(3,123)

		(38,609)	(22,759)	(61,996)	(45,864)

OTHER INCOME AND EXPENSES:
Other interest income		806	824	1,533	1,666
Income from equity investments		1,244	1,197	2,794	2,565
Minority interest in loss (income)		254	(766)	(608)	(1,398)
Gain (loss) on sale of securities, foreign currency transactions and other gains, net		5,228	(313)	5,478	(663)
Interest expense		(4,541)	(4,110)	(8,929)	(8,337)

		2,991	(3,168)	268	(6,167)

Income from continuing operations before income taxes		22,041	18,021	43,809	37,079
Provision for income taxes		(3,998)	(5,099)	(10,720)	(10,952)

Income from continuing operations		18,043	12,922	33,089	26,127

DISCONTINUED OPERATIONS:
(Loss) income from operations of discontinued properties		(739)	691	(1,363)	2,233
Gain on sale of real estate, net		—	9,139	—	9,119
Impairment charges on assets held for sale		—	(5,819)	(3,357)	(14,691)

(Loss) income from discontinued operations		(739)	4,011	(4,720)	(3,339)

NET INCOME		$17,304	$16,933	$28,369	$22,788

BASIC EARNINGS PER SHARE:
Income from continuing operations	$	. 48	$.34	$.88	$.69
(Loss) income from discontinued operations		(.02)	.11	(.13)	(.08)

Net income		$.46	$.45	$.75	$.61

DILUTED EARNINGS PER SHARE:
Income from continuing operations		$.46	$.33	$.85	$.66
(Loss) income from discontinued operations		(.02)	.10	(.12)	(.08)

Net income		$.44	$.43	$.73	$.58

DISTRIBUTIONS DECLARED PER SHARE		$.454	$.446	$.906	$.890

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic		37,876,079	37,670,305	37,802,340	37,631,539

Diluted		39,346,537	39,017,636	38,794,914	39,185,907

W. P. CAREY & CO. LLC
Funds From Operations
(in thousands except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005

Net income	$17,304	$16,933	$28,369	$22,788
Gain on sale of real estate	—	(9,139)	—	(9,119)
Funds from operations of equity investees in excess of equity income	3,175	2,608	6,000	4,835

Depreciation, amortization, deferred taxes and other noncash charges	7,270	7,400	11,516	12,741
Funds from operations applicable to minority investees in excess of minority income	(181)	(108)	(418)	(226)
Straight-line rents	866	964	1,557	1,878
Impairment charges	—	6,149	3,357	15,821

Funds from operations	$28,434	$24,807	$50,381	$48,718

Per Share Reconciliation :

Diluted net income per share	$0.44	$0.43	$0.73	$0.58
Plus: Gain on sale of real estate	—	(0.23)	—	(0.23)
Plus: Funds from operations of equity investees in excess of equity income, net of minority interest	0.07	0.07	0.14	0.12
Plus: Depreciation and amortization, deferred taxes, straight-line rents and other noncash charges	0.21	0.21	0.34	0.37
Plus: Impairment charges	—	0.16	0.09	0.40

Diluted funds from operations per share	$0.72	$0.64	$1.30	$1.24

Diluted weighted average shares outstanding	39,416,433	39,017,636	38,794,914	39,185,907

NON-GAAP FINANCIAL DISCLOSURE
W. P. Carey’s second quarter 2006 earnings press release and the aforementioned financials contain references to W. P. Carey’s definition of funds from operations (FFO), which is a non-GAAP financial measure. The National Association of Real Estate Investment Trusts (NAREIT) defines funds from operations as net income computed in accordance with generally accepted accounting principles (GAAP), excluding gains or losses from sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. W. P. Carey calculates its FFO in accordance with this definition and then makes adjustments to add back certain non-cash charges to earnings, such as the amortization of intangibles, stock compensation and impairment charges on real estate, resulting in its FFO. W. P. Carey considers its definition of FFO to be an appropriate supplemental measure of operating performance because, by excluding these non-cash charges, it can be a helpful tool to assist in the comparison of the operating performance of W. P. Carey’s real estate between periods, or as compared to different companies. W. P. Carey’s definition of FFO should not be considered as an alternative to net income as an indication of its operating performance or to net cash provided by operating activities as a measure of its liquidity. FFO and adjusted FFO disclosed by other REITs may not be comparable to W. P. Carey’s FFO calculation. Please see the above tables for a reconciliation of W. P. Carey’s FFO to net income.

W. P. CAREY & CO. LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands, except share amounts)

	Six months ended June 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$28,369	$22,788
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization including intangible assets and deferred financing costs	12,625	10,776
Income from equity investments in excess of distributions received	(202)	(100)
Gains on sale of real estate and investments	(4,800)	(9,215)
Minority interest in income	608	1,398
Straight-line rent adjustments	1,612	1,983
Management income received in shares of affiliates	(15,816)	(14,769)
Costs paid by issuance of shares	—	96
Amortization of unearned compensation	—	1,696
Unrealized (gain) loss on foreign currency transactions and warrants	(577)	754
Impairment charges	3,348	15,821
Deferred income taxes	(1,121)	(554)
Realized gain (loss) on foreign currency transactions	(102)	11
Decrease in accrued income taxes	(151)	(2,830)
Decrease in prepaid taxes	1,279	—
Tax charge — share incentive plan	—	360
Excess tax benefits associated with stock based compensation awards	1,639	—
Increase in structuring revenue receivable	(3,039)	(4,234)
Deferred acquisition fees received	12,543	8,961
Net changes in other operating assets and liabilities	(650)	(2,691)

Net cash provided by operating activities	35,565	30,251

CASH FLOWS FROM INVESTING ACTIVITIES:
Distributions received from equity investments in excess of equity income	3,106	3,049
Capital expenditures	(3,874)	(976)
Payment of deferred acquisition revenue to an affiliate	(524)	(524)
Purchase of investment	(150)	—
Loan to affiliate	(84,000)	—
Proceeds from repayment of loan to affiliate	84,000	—
Proceeds from sales of property and investments	22,471	32,604
Funds placed in escrow in connection with the sale of property and investments	(9,163)	—

Net cash provided by investing activities	11,866	34,153

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions paid	(34,356)	(33,294)
Contributions from minority interests	1,161	—
Distributions to minority interests	(5,075)	(356)
Scheduled payments of mortgage principal	(5,705)	(4,616)
Proceeds from mortgages and credit facility	55,000	41,000
Prepayments of mortgage principal and credit facility	(62,971)	(70,893)
Release of funds from escrow in connection with the financing of properties	4,031	—
Payment of financing costs	(472)	—
Proceeds from issuance of shares	3,652	2,420
Excess tax benefits associated with stock based compensation awards	271	—
Retirement of shares	(482)	—

Net cash used in financing activities	(44,946)	(65,739)

Effect of exchange rate changes on cash	94	(268)

Net increase (decrease) in cash and cash equivalents	2,579	(1,603)
Cash and cash equivalents, beginning of year	13,014	16,715

Cash and cash equivalents, end of year	$15,593	$15,112

Supplemental cash flow information:

Interest paid, net of amounts capitalized	$8,529	$7,968

Income taxes paid	$10,393	$14,267